Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports First Quarter 2019 Results

ROSEMEAD, Calif., April 30, 2019 - Edison International (NYSE: EIX) today reported first quarter 2019 net income of $278 million, or $0.85 per share, compared to net income of $218 million, or $0.67 per share, in the first quarter 2018. As adjusted, first quarter 2019 core earnings were $206 million, or $0.63 per share, compared to core earnings of $262 million, or $0.80 per share, in the first quarter 2018.
Southern California Edison (SCE) received its proposed decision from the California Public Utilities Commission (CPUC) on its 2018 General Rate Case (GRC) on April 12, 2019. However, it is SCE's policy to account for regulatory decisions in the period in which they were received. Consequently, during the first quarter 2019, SCE recognized revenue from CPUC activities largely based on 2017 authorized base revenue requirements with reserves taken for known items, including the July 2017 cost of capital decision and the Tax Cuts and Jobs Act (Tax Reform). The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2018.

SCE's first quarter 2019 earnings increased by $7 million, or $0.02 per share, from the first quarter 2018, consisting of $72 million, or $0.22 per share, of higher non-core earnings and $65 million, or $0.20 per share, of lower core earnings. The decrease in core earnings was primarily due to wildfire mitigation expenses and higher net financing costs, partially offset by a 2018 refund to customers for prior overcollections. The higher non-core earnings for the first quarter 2019 were mainly related to the $69 million, or $0.21 per share, of income tax benefits related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019.

Edison International Parent and Other’s first quarter 2019 loss from continuing operations decreased by $53 million, or $0.16 per share, compared to first quarter 2018, consisting of $9 million, or $0.03 per share, of lower core losses and $44 million, or $0.13 per share, of lower non-core losses. The decrease in core losses was mainly due to lower corporate expenses and decreased losses at the competitive businesses under Edison Energy Group. The lower non-core losses for the first quarter 2019 were primarily related to the absence of a $48 million, or $0.15 per share, after-tax impairment charge recorded in 2018 resulting from an agreement to sell SoCore Energy.

“We remain focused on mitigating increased wildfire risk and its related financial impacts on our communities and the health of the state’s electric utilities,” said Pedro Pizarro, president and chief executive officer of Edison International. “Additionally, we are focused on recent significant regulatory and policy developments, including the strike force proposal led by Governor Newsom’s administration, the issuance of our 2018 GRC proposed decision, and the filing of both our CPUC cost of capital and FERC transmission rate cases.”

Pizarro added, “To address significant rate base growth opportunities and the capital structure changes requested in SCE’s cost of capital proceeding, we announced a financing plan with a balanced approach to issuing equity and debt. These opportunities will enable us to continue supporting California’s clean energy future.”

Edison International Reports First Quarter 2019 Financial Results

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2019 Financing Plan

Edison International has evaluated a range of potential funding options to efficiently finance future investments at SCE. In the next 12 months, Edison International expects to fund its net cash requirements through capital market and bank financings, including issuing additional debt and equity, as needed.

In April 2019, Edison International registered additional shares of its common stock with the SEC. Edison International anticipates issuing up to $1.5 billion of registered shares of common stock, including through designated broker-dealers at prevailing market prices (an at-the-market offering) and through its existing 401(k), executive compensation and dividend reinvestment plans, and anticipates using the proceeds for equity contributions to SCE and for general corporate and working capital purposes. Additionally, in April 2019, Edison International entered into a $1.0 billion term loan. Of the proceeds of the term loan, $750 million was contributed to SCE and the remainder of the proceeds will be used for general corporate and working capital purposes.

2019 Earnings Guidance

Edison International will provide 2019 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2018 GRC. This is consistent with the company's practice of not providing earnings guidance prior to a decision on its GRC. See the presentation accompanying the company’s conference call for further information.
About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a distributor and generator of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports First Quarter 2019 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to formal regulatory approval;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•
actions, or inaction, of the state of California with respect to achieving a timely and comprehensive solution mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are a substantial cause;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the GS&RP application, the 2019 WMP, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade Edison International or SCE's credit ratings or to place those ratings on negative watch or outlook;

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers;

Edison International Reports First Quarter 2019 Financial Results

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday, April 30, 2019, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-436-9392 (US) and 1-203-369-1038 (Int’l) - Passcode: 9856
Telephone replay available through May 16, 2019
Webcast:     www.edisoninvestor.com

Edison International Reports First Quarter 2019 Financial Results

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended March 31,
	2019	2018	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.90	$0.88	$0.02
Edison International Parent and Other	(0.05)	(0.21)	0.16
Edison International	0.85	0.67	0.18
Less: Non-core items
SCE	0.22	—	0.22
Edison International Parent and Other	—	(0.13)	0.13
Total non-core items	0.22	(0.13)	0.35
Core earnings (losses)
SCE	0.68	0.88	(0.20)
Edison International Parent and Other	(0.05)	(0.08)	0.03
Edison International	$0.63	$0.80	$(0.17)
Note: Diluted earnings were $0.85 and $0.67 per share for the three months ended March 31, 2019 and 2018 respectively.

First Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended March 31,
(in millions)	2019	2018	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$293	$286	$7
Edison International Parent and Other	(15)	(68)	53
Edison International	278	218	60
Less: Non-core items
SCE[1]	72	—	72
Edison International Parent and Other[2]	—	(44)	44
Total non-core items	72	(44)	116
Core earnings (losses)
SCE	221	286	(65)
Edison International Parent and Other	(15)	(24)	9
Edison International	$206	$262	$(56)

[1]
Includes income tax benefits of $69 million recorded in 2019 for SCE related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019.

[2]	Losses in 2018 primarily related to impairment and other charges of $66 million ($48 million after-tax) resulting from Edison International's agreement to sell SoCore Energy to a third party.

Edison International Reports First Quarter 2019 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended March 31,
(in millions, except per-share amounts, unaudited) )	2019	2018
Total operating revenue	$2,824	$2,564
Purchased power and fuel	1,005	926
Operation and maintenance	882	675
Depreciation and amortization	480	462
Property and other taxes	110	107
Impairment and other	(4)	66
Other operating income	(1)	(2)
Total operating expenses	2,472	2,234
Operating income	352	330
Interest expense	(194)	(170)
Other income and expenses	38	51
Income from continuing operations before income taxes	196	211
Income tax benefit	(112)	(31)
Income from continuing operations	308	242
Net income	308	242
Preferred and preference stock dividend requirements of SCE	30	30
Other noncontrolling interests	—	(6)
Net income attributable to Edison International common shareholders	$278	$218
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$278	$218
Net income attributable to Edison International common shareholders	$278	$218
Basic earnings per share:
Weighted-average shares of common stock outstanding	326	326
Continuing operations	$0.85	$0.67
Basic earnings per common share attributable to Edison International common shareholders	$0.85	$0.67
Diluted earnings per share:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	327	327
Continuing operations	$0.85	$0.67
Diluted earnings per common share attributable to Edison International common shareholders:	$0.85	$0.67

Edison International Reports First Quarter 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$328	$144
Receivables, less allowances of $49 and $52 for uncollectible accounts at respective dates	716	730
Accrued unbilled revenue	459	482
Inventory	312	282
Income tax receivables	192	191
Prepaid expenses	465	148
Derivative assets	101	171
Regulatory assets	1,286	1,133
Other current assets	140	78
Total current assets	3,999	3,359
Nuclear decommissioning trusts	4,291	4,120
Other investments	76	63
Total investments	4,367	4,183
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,671 and $9,566 at respective dates	41,678	41,269
Nonutility property, plant and equipment, less accumulated depreciation of $82 at both dates	86	79
Total property, plant and equipment	41,764	41,348
Regulatory assets	5,268	5,380
Operating lease right-of-use assets	933	—
Other long-term assets	2,462	2,445
Total long-term assets	8,663	7,825

Total assets	$58,793	$56,715

Edison International Reports First Quarter 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2019	December 31, 2018
LIABILITIES AND EQUITY
Short-term debt	$932	$720
Current portion of long-term debt	79	79
Accounts payable	1,366	1,511
Accrued taxes	104	21
Customer deposits	303	299
Regulatory liabilities	1,295	1,532
Current portion of operating lease liabilities	157	—
Other current liabilities	1,139	1,233
Total current liabilities	5,375	5,395
Long-term debt	15,683	14,632
Deferred income taxes and credits	4,685	4,576
Pensions and benefits	869	869
Asset retirement obligations	2,999	3,031
Regulatory liabilities	8,588	8,329
Operating lease liabilities	776	—
Wildfire-related claims	4,669	4,669
Other deferred credits and other long-term liabilities	2,430	2,562
Total deferred credits and other liabilities	25,016	24,036
Total liabilities	46,074	44,063
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,550	2,545
Accumulated other comprehensive loss	(58)	(50)
Retained earnings	8,034	7,964
Total Edison International's common shareholders' equity	10,526	10,459
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Total equity	12,719	12,652

Total liabilities and equity	$58,793	$56,715

Edison International Reports First Quarter 2019 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2019	2018
Cash flows from operating activities:
Net income	$308	$242
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	498	479
Allowance for equity during construction	(17)	(22)
Impairment and other	(4)	66
Deferred income taxes and investment tax credits	(114)	4
Other	5	17
Nuclear decommissioning trusts	(73)	(24)
Changes in operating assets and liabilities:
Receivables	9	77
Inventory	(30)	(7)
Accounts payable	31	(216)
Tax receivables and payables	82	162
Other current assets and liabilities	(381)	(277)
Regulatory assets and liabilities, net	(96)	405
Other noncurrent assets and liabilities	(8)	(47)
Net cash provided by operating activities	210	859
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $13 and $17 for the respective periods	1,087	1,783
Term loan issued	750	—
Long-term debt matured	(40)	(41)
Short-term debt financing, net	(538)	(2,261)
Payments for stock-based compensation	(41)	(10)
Receipts from stock option exercises	22	2
Dividends to noncontrolling interests	(36)	(36)
Dividends paid	(200)	(197)
Other	5	15
Net cash provided by (used in) financing activities	1,009	(745)
Cash flows from investing activities:
Capital expenditures	(1,074)	(1,137)
Proceeds from sale of nuclear decommissioning trust investments	1,208	931
Purchases of nuclear decommissioning trust investments	(1,135)	(907)
Other	15	16
Net cash used in investing activities	(986)	(1,097)
Net increase (decrease) in cash, cash equivalent and restricted cash including cash held for sale	233	(983)
Less: Net increase in cash held for sale	—	43
Net increase (decrease) in cash, cash equivalent and restricted cash	233	(1,026)
Cash, cash equivalents and restricted cash at beginning of period	152	1,132
Cash, cash equivalents and restricted cash at end of period	$385	$106